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                                                                     EXHIBIT 4.3

                       FORM OF CREDIT FACILITY AGREEMENT


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                            CREDIT FACILITY AGREEMENT

                                  $100,000,000

                                      among

                            GLOBAL CARD HOLDINGS INC.

                                    as Lender

                                       and

                            AT&T LATIN AMERICA CORP.

                                   as Borrower

                                       and

                             NETSTREAM TELECOM LTDA.

                            As a Borrowing Subsidiary

                                       and

                                 KEYTECH LD S.A.

                            As a Borrowing Subsidiary

                         Dated as of [________ __], 2000

                       ----------------------------------



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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

1.    LOANS     ..............................................................1

2.    PROCEDURES FOR ADVANCES OF LOANS........................................1

3.    REPAYMENT; REDUCTION OF AGGREGATE COMMITMENT............................2

4.    NOTES     ..............................................................4

5.    INTEREST  ..............................................................4

6.    USE OF PROCEEDS.........................................................5

7.    RANKING OF OBLIGATIONS..................................................5

8.    COLLATERAL..............................................................5

9.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER..........................6

10.   COVENANTS:..............................................................8

11.   EVENTS OF DEFAULT......................................................12

12.   REMEDIES UPON DEFAULT, ETC.............................................13

13.   WITHHOLDING............................................................14

14.   INCREASED COSTS........................................................15

15.   INDEMNITIES............................................................15

16.   CHANGE IN MARKET CONDITIONS............................................17

17.   DEFINITIONS............................................................17

18.   APPLICABLE LAW/SUBMISSION TO JURISDICTION..............................22

19.   ASSIGNMENT.............................................................22

20.   COUNTERPARTS...........................................................22

Schedule A   List of Borrowing Subsidiaries
Exhibit A  Form of Borrowing Notice
Exhibit B  Form of Note




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           Credit Facility Agreement, dated as of July __, 2000 ("AGREEMENT"), among Global Card Holdings Inc., a Delaware corporation (the "LENDER"), AT&T Latin America Corp., a Delaware corporation (the "BORROWER") and each Person listed on Schedule A hereto (each, a "BORROWING SUBSIDIARY").

                                    RECITALS

           A. The Borrower has requested the Lender to make loans available to the Borrower and the Borrowing Subsidiaries in one or more drawdowns in an aggregate principal amount not exceeding $100,000,000 (such amount, as reduced hereunder from time to time, the "AGGREGATE COMMITMENT"); and

           B. The Lender is willing to make loans to the Borrower and/or one or more of the Subsidiaries under the terms and subject to the conditions set forth in this Agreement.

           In consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.    LOANS

      Subject to the terms and conditions of this Agreement, the Lender agrees to make one or more loans hereunder (each, a "LOAN") to the Borrower and/or the Borrowing Subsidiaries from time to time during the period from the date of this Agreement to the Termination Date, as requested by the Borrower in accordance with Section 2, PROVIDED that, subject to Section 3(b), the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment at any time. The Borrowing Subsidiaries listed on Schedule A may be changed from time to time as agreed by Lender and Borrower provided that any Person added to such list becomes a party to this Agreement.

2.    PROCEDURES FOR ADVANCES OF LOANS

         (a) REQUESTS FOR BORROWING. The Borrower shall give the Lender a notice of each Loan in the form of Exhibit A (a "BORROWING NOTICE"), duly executed by its Chief Executive Officer or Chief Financial Officer, not later than the fifth Business Day prior to the borrowing date of such Loan of its intention to borrow, specifying (I) the principal amount of such Loan in Dollars, which shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof (not to exceed, together with any outstanding Loans, the Aggregate Commitment), (II) the borrowing date of such Loan, which shall be a Business Day, (III) the name of any Borrowing





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                  Subsidiary proposed to be a borrower and (IV) the bank account or accounts of the Borrower (or Borrowing Subsidiary) to which the Loan is to be disbursed, and certifying, as of the date of the Borrowing Notice and as of the borrowing date, that (W) the Borrower and the Borrowing Subsidiaries have performed and complied with all the respective terms and conditions of this Agreement applicable to them, (X) the representations and warranties contained in Section 9 are and will be true and correct; (Y) there exists and will exist no condition or event which constitutes or which, after notice or passage of time or both, would constitute an Event of Default, and (Z) the amount of the Loan specified in the Borrowing Notice is consistent with the most recently delivered Business Plan. Any Borrowing Notice received after 12:00 noon (New York time) shall be deemed received on the next Business Day. If the Borrower requests in a Borrowing Notice pursuant to this Section that all or a portion of an amount of the Loan specified therein be made available to one or more Borrowing Subsidiaries, Borrower must deliver the Borrowing Notice to Lender not later than (I) 20 Business Days prior to the requested borrowing date if any relevant Borrowing Subsidiary is domiciled in Colombia or Brazil; or (II) 10 Business Days prior to the requested borrowing date if any relevant Borrowing Subsidiary is domiciled in Peru, Argentina or Chile.

         (b) DISBURSEMENT OF LOANS. Subject to the terms and conditions of this Agreement, not later than 5:00 p.m. on the borrowing date set forth in a Borrowing Notice with respect to a Loan complying with paragraph (a) of this Section, the Lender shall make available to the Borrower the amount of such Loan in U.S. Dollars specified in such Borrowing Notice, in immediately available funds payable to the account or accounts specified in such Borrowing Notice, PROVIDED that at the request of Borrower, Lender may, in its sole discretion, make available to a Borrowing Subsidiary all or a portion of an amount of the Loan specified in the Borrowing Notice on a borrowing date to be agreed between the Lender and the Borrower, which date, except as otherwise agreed by Lender, shall be not earlier than (I) 20 Business Days after receipt of the Borrowing Notice if the relevant Borrowing Subsidiary is domiciled in Colombia or Brazil or (II) 10 Business Days after receipt of the Borrowing Notice if the relevant Borrowing Subsidiary is domiciled in Peru, Argentina or Chile.

3.    REPAYMENT; REDUCTION OF AGGREGATE COMMITMENT

         (a) FINAL MATURITY. The Borrower shall repay, or cause the relevant Borrowing Subsidiaries to repay, as the case may be (including without limitation by providing funds to such Borrowing Subsidiary for such payment), all Loans (or such principal amount as shall then be outstanding) on July ___, 2002, or, if FirstCom Corporation has merged with a subsidiary




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                  of AT&T Latin America, the second annual anniversary of the date of consummation of such merger (or if such date is not a Business Day, the next succeeding Business Day), together with accrued interest through such date.

         (b) REDUCTION OF AGGREGATE COMMITMENT/MANDATORY PREPAYMENT. (i) The amount of the Aggregate Commitment shall be reduced automatically by the amount of the aggregate net cash proceeds from any issuance by the Borrower or any Subsidiary from time to time of (X) Indebtedness, other than Permitted Indebtedness, or (Y) equity securities or similar interests, other than in connection with the exercise of stock options by employees pursuant to an authorized plan of such Borrower or Subsidiary.

                  (ii) If at any time, the aggregate amount of outstanding Loans exceeds the Aggregate Commitment then in effect, the Borrower shall prepay, or cause the relevant Borrowing Subsidiaries to prepay, as the case may be (including without limitation by providing funds to such Borrowing Subsidiary for such payment) an amount equal to the excess of the aggregate amount of outstanding Loans over such Aggregate Commitment, such prepayment to be made, together with accrued interest on the amount prepaid through the date of prepayment, not more than three Business Days following any date on which the aggregate amount of outstanding Loans exceeds the Aggregate Commitment.

         (c) OPTIONAL PREPAYMENT. The Borrower (or any Borrowing Subsidiary) may prepay Loans in whole or in part without penalty or premium, but together with accrued interest on the amount prepaid through the date of prepayment, PROVIDED that the Borrower shall give the Lender notice of any such prepayment at least three Business Days in advance.

         (d) PREPAYMENT ON ACCOUNT OF ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law applicable to Lender, Borrower or any Borrowing Subsidiary or in the interpretation or application thereof occurring after the date of this Agreement shall make it unlawful for the Lender to make or maintain any Loan, (i) the Lender shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), and (II) the Borrower shall repay (or cause its applicable Borrowing Subsidiary to repay) the amount of such Loan, together with any interest accrued thereon, within three Business Days following receipt of such notice from the Lender.

         (e) REPAYMENT IN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, the Loan may be declared payable immediately, or will become repayable immediately, in accordance with Section 11.




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         (f)      PAYMENT IN U.S. DOLLARS. Any payment under this Agreement or the Notes shall be in U.S. Dollars.

4.    NOTES

      The Borrower's or any Borrowing Subsidiary's obligation to pay the principal of and interest on each Loan shall be evidenced by a note payable to the Lender (a "NOTE"), which shall (I) be dated on the date of borrowing of such Loan, (II) be in the stated principal amount set forth in the corresponding Borrowing Notice, (III) bear interest as provided in
      Section 5, (iv) be payable in Dollars to the order of the Lender, (V) be duly executed by a duly authorized officer of the Borrower or the relevant Borrowing Subsidiary, and (VI) be in the form of Exhibit B with blanks completed in conformity herewith and therewith. The Borrower shall deliver, or cause to be delivered, to the Lender a duly executed Note with respect to each Loan not later than the date on which such Loan is disbursed.

5.    INTEREST

         (a) INTEREST RATE. Subject to the provisions of this Section 5, the outstanding principal amount of each Loan shall bear interest at a rate per annum equal to the LIBOR Rate plus the Margin as set forth below.

         (b) INTEREST PERIODS. The Interest Period (the "INTEREST PERIOD") for each Loan shall be a period of three months, PROVIDED that:

                  (i) the initial Interest Period shall commence on the next succeeding date after the date of disbursement, and each subsequent Interest Period shall commence on the next succeeding date after the date on which the next preceding Interest Period expires; and

                  (ii) if any Interest Period would otherwise expire on a date that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day.

         (c) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all Loans shall bear interest at a rate per annum that is 2% in excess of the rate then applicable.

         (d) INTEREST PAYMENT AND COMPUTATION. Interest on each Loan shall be payable on the last day of each Interest Period applicable thereto. Interest shall be computed on the basis of a 360-day year or 30-day months and assessed for the actual number of days elapsed.



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         (e)      LIBOR RATE; MARGIN. The "LIBOR RATE" shall be the per annum rate of interest determined on the basis of the London Inter-Bank Offered Rate for deposits in Dollars in minimum amounts of $5,000,000 for a three-month period appearing on Bloomberg (function: BBAM) as of two Business Days prior to the date of disbursement of the applicable Loan. The "MARGIN" shall be 3.75% per annum.

6.    USE OF PROCEEDS

      The Borrower and its Subsidiaries shall use the proceeds of the Loans (I) to finance Capital Expenditures and working capital requirements, (II) to pay cash interest, and (III) to fund operating costs.

7.    RANKING OF OBLIGATIONS.

      So long as any Loan or any portion thereof is outstanding under this Agreement, the payment obligations of the Borrower or any Borrowing Subsidiary with respect thereto will at all times rank at least equally and ratably in all respects with all present and future unsecured Indebtedness of such Person from time to time outstanding except for such unsecured Indebtedness as would, by virtue only of the operation of law, be preferred in the event of the winding-up of the Borrower or any such Borrowing Subsidiary, as the case may be.

8.    COLLATERAL.

         (a) PROVISION OF SECURITY. Upon the request of the Lender, which request may be made in the Lender's sole discretion at any time, including upon the granting of any security by Borrower or its Subsidiaries to any other lender, the Borrower shall, and shall cause each of its Subsidiaries as requested by the Lender to:

                  (i) pledge in favor of the Lender or its designee or agent all of the shares or other equity interests owned by it in any Subsidiary to secure the obligations of Borrower and Borrowing Subsidiaries hereunder; and/or

                  (ii) grant to the Lender or its designee or agent a security interest over any tangible or intangible assets of the Borrower or any Subsidiary to secure the obligations of Borrower and Borrowing Subsidiaries hereunder.

         (b) SECURITY ARRANGEMENTS. If the Lender shall have requested the Borrower or any Subsidiary to provide a pledge of shares or grant of a security interest over assets, the Borrower shall, and shall cause the relevant Subsidiary or Subsidiaries to:





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                  (i)      execute and deliver all such documents and
                           instruments, and make all filings, as are reasonably necessary to create in favor of the Lender or its designee or agent a valid and enforceable security interest over the property to be pledged or given as security; and

                  (ii) deliver to the Lender an opinion or opinions of counsel, reasonably acceptable to the Lender, as to the validity and enforceability of the pledge or security interest in the jurisdiction in which it is made or granted.

         9. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower, with respect to itself and its Subsidiaries, and each Borrowing Subsidiary, with respect to itself and its Subsidiaries, represents and warrants to the Lender as follows:

         (a) DUE ORGANIZATION, VALID EXISTENCE, GOOD STANDING, DUE AUTHORIZATION, ENFORCEABILITY. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. Each Subsidiary is a corporation, limited liability company or other business entity duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it is organized. The execution and delivery of this Agreement and the performance of the Borrower's and the Borrowing Subsidiaries' obligations hereunder have been duly authorized by all necessary action on the part of the Borrower and such Borrowing Subsidiary, as the case may be. This Agreement has been duly executed and delivered by the Borrower and each Borrowing Subsidiary and constitutes the legal, valid and binding obligation of the Borrower and each Borrowing Subsidiary, as the case may be.

         (b) NO VIOLATION, CONFLICT, DEFAULT, LIENS, CONSENTS, APPROVALS. The execution and delivery of this Agreement by the Borrower and each Borrowing Subsidiary and the performance by the Borrower and each Borrowing Subsidiary of its obligations hereunder will not result in (I) any conflict with the organizational documents of the Borrower or any Subsidiary,
                  (ii) any breach or violation of or default under any law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or their respective properties or assets are bound, or (III) except as provided herein, the creation or imposition of any Liens, except for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, reasonably be expected





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                  to have a material adverse effect (a "MATERIAL ADVERSE
                  EFFECT") on the ability of Borrower and the Borrowing Subsidiaries to perform their obligations under this Agreement or with respect to any Loan. No consent, approval or authorization of or filing with any third party or any governmental authority is required on the part of the Borrower or any of the Subsidiaries of the Borrower in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the performance of any obligations of Borrower or any of the Borrowing Subsidiaries hereunder.

         (c) NO MATERIAL ADVERSE CHANGE. Since March 31, 2000, there has been no change, occurrence or development resulting in a Material Adverse Effect.

         (d) NO LITIGATION. (I) There is no pending or, to the best knowledge of the Borrower and the Borrowing Subsidiaries, threatened action or suit or judicial, arbitral, rule-making or other administrative or other proceeding before any court of governmental agency, authority or body or any arbitrator involving the Borrower or any of the Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and
                  (II) there is no pending or, to the best knowledge of the Borrower and the Borrowing Subsidiaries, threatened action or suit or judicial, arbitral, rule-making or other administrative or other proceeding which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         (e) FEDERAL REGULATIONS. No part of the proceeds of any Loan will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board, or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Federal Reserve Board.

         (f) OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good and valid title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Liens, except Permitted Liens.

         (g) INVESTMENT COMPANY ACT. Neither the Borrower nor any of the Subsidiaries is an "investment company" or a "company controlled by an investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

         (h) PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of the Subsidiaries is a "holding company" or an






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                  "affiliate of a holding company" within the meaning of the
                  United States Public Utility Holding Company Act of 1935, as amended.

         (i) FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the making of any Loan nor the use of the proceeds thereof as contemplated by this Agreement will violate any requirement or prohibition imposed by the United States government under authority of the International Emergency Economic Powers Act (50 U.S.C. ss 1701, ET SEQ.), the Trading with the Enemy Act (50 U.S.C. App. 5(b)), or any proclamation, order, regulation or license issued pursuant thereto.

         (j) TAXES. The Borrower and each of the Subsidiaries have duly and timely filed or caused to be duly and timely filed all tax returns which are required to be filed and have duly and timely paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by a government authority or otherwise payable by it (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in the books of the Borrower or the Subsidiaries, as the case may be) except to the extent that failure to comply with this paragraph would not be reasonably expected to have a Material Adverse Effect.

10.   COVENANTS:

         (a) ANNUAL BUSINESS PLAN. Prior to the beginning of each fiscal year of the Borrower, the Borrower shall deliver to Lender an annual business plan with respect to the Group (the "BUSINESS PLAN"), approved by the Board of Directors of Borrower, that sets forth in reasonable detail (I) the financing needs of the Group and expected financing sources; and (II) the amount of proposed Capital Expenditures for each month in such year. Borrower shall promptly provide to Lender an updated Business Plan, approved by the Board of Directors of Borrower, upon any material change to the Business Plan most recently delivered to Lender.

         (b) USE OF PROCEEDS/MARGIN REGULATIONS. The Borrower shall, and shall cause its Subsidiaries to, use the proceeds of Loans in accordance with Section 6. The Borrower shall not, and shall cause its Subsidiaries not to, use any part of the proceeds of any Loan for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board, or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Federal






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                  Reserve Board. If requested by the Lender, the Borrower and each Subsidiary will furnish to the Lender a statement to that effect in conformity with the requirements of FR Form U-1 or such other similar form referred to in Regulation T, Regulation U or Regulation X of the Federal Reserve Board, as the case may be,

         (c) NOTICE OF EVENT OF DEFAULT. The Borrower shall deliver to the Lender promptly, and in any event within five Business Days after a responsible officer of the Borrower or any Subsidiaries becoming aware of the existence of any Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

         (d) REQUESTED INFORMATION. The Borrower shall deliver to the Lender as promptly as practicable such data and information (including copies of periodic financial statements) relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of the Subsidiaries or relating to the ability of the Borrower or any of its Subsidiaries to perform their respective obligations hereunder, or with respect to any Loan, as from time to time may be reasonably requested by the Lender.

         (e) COMPLIANCE WITH LAWS. The Borrower shall, and shall cause its Subsidiaries at all times to:

                  (i) comply in all material respects with all Requirements of Law applicable to Borrower or its Subsidiaries, as the case may be; and

                  (ii) obtain, effect and maintain in full force and effect all material governmental and regulatory consents, licenses, exemptions, clearances, filings, registrations and authorizations necessary for the conduct of the business, trade and ordinary activities of the Borrower and its Subsidiaries.

         (f) INSURANCE. The Borrower shall maintain, and cause each Subsidiary to maintain, insurance on and in relation to its business and assets against such risks and to such extent as it reasonably considers good business practice for companies carrying on a business such as that carried on by the relevant Person.

         (g) LIMITATIONS ON INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to remain outstanding any Indebtedness except the following ("PERMITTED INDEBTEDNESS"):

                  (i) Indebtedness under Excluded Facilities in an aggregate principal amount outstanding that does not exceed 110% of the amount (in Dollars or Dollar






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




                           Equivalents) of the Indebtedness provided for in the Business Plan most recently approved by the board of directors of the Borrower;

                  (ii) Indebtedness of the Borrower to any Subsidiary, or Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

                  (iii) Indebtedness under currency or interest rate hedging agreements;

                  (iv) Indebtedness in respect of performance bonds, bankers' acceptances and letters of credit provided in the ordinary course of business; and

                  (v) Indebtedness to renew, extend, refinance or replace any Indebtedness permitted by this Section, PROVIDED that such Indebtedness does not exceed the principal amount of and premium, if any, on the Indebtedness being renewed, extended, refinanced or replaced, plus reasonable costs and expenses incurred upon such renewal, extension, refinancing or replacement.

         (h) LIMITATIONS ON INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary to, purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of indebtedness or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (each of the foregoing, an "INVESTMENT"), or enter into, directly or indirectly, any commitment or option in respect of any Investment except:

                  (i)      Permitted Investments;

                  (ii)     Investments in the Borrower or its Subsidiaries; and

                  (iii) other Investments not exceeding $5,000,000 (or the Dollar Equivalents) in the aggregate.

         (i) LIMITATIONS ON LIENS. The Borrower shall not, and shall not permit any Subsidiary to, create or have outstanding any Lien on or over any assets, except for:

                  (i)      Permitted Liens; and






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                  (ii)     other Liens created or outstanding on or over assets
                           of the Borrower or any Subsidiary not at any time exceeding $10,000,000 (or the Dollar Equivalents) in the aggregate;

         (III) PROVIDED that the Borrower shall not, and shall not permit any Subsidiary to, create or have outstanding any Lien on any shares of capital stock or other equity interest of such Person's Subsidiaries owned by such Person.

         (j) ASSET SALES. The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, including, without limitation, the sale of any receivables or leasehold interests and any sale-leaseback or similar transaction (each of the foregoing transactions, an "ASSET SALE"), whether now or hereafter acquired except:

                  (i) the sale of inventory, equipment or services to customers in the ordinary course of business;

                  (ii) the sale of obsolete assets no longer used or usable in the business of the Group;

                  (iii) the sale or discount without recourse of receivables arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (iv) the transfer by any Subsidiary of any of its property to any other Subsidiary or to the Borrower; and

                  (v) other Asset Sales not exceeding $5,000,000 (or the Dollar Equivalents) in the aggregate.

         (k) CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit any Subsidiary to, make any Capital Expenditure in any month that would cause the aggregate of all Capital Expenditures of Borrower in such month to exceed an amount equal to 110% of the level of Capital Expenditures of Borrower provided for in the most recently delivered Business Plan with respect to such month.

         (l) PAYMENT OF TAXES. The Borrower and each of the Subsidiaries shall duly and timely file or cause to be duly and timely filed all tax returns which are required to be filed and shall duly and timely pay all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by a government authority or otherwise payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which adequate reserves are established in the books of the Borrower or the Subsidiaries, as the case may be) except to the extent that failure to comply with this paragraph would not reasonably be expected to have a Material Adverse Effect.

11.   EVENTS OF DEFAULT.

      The Events of Default in this Agreement are:

         (a) failure by the Borrower to make, or to cause an applicable Borrowing Subsidiary to make, any repayment of principal on any Loan, for more than three Business Days after such principal becomes due and payable, whether at maturity or at a date fixed for prepayment pursuant to Section 3(b), Section 3(c) or Section 3(d); or

         (b) failure by the Borrower or any Borrowing Subsidiary to make payment of any interest on any Loan for more than three Business Days after such interest becomes due and payable; or

         (c) the Borrower or any Borrowing Subsidiary defaults in its performance of or compliance with any other term contained herein (other than those referred to in paragraphs (a) or (b) of this Section) and such default is not remedied within 30 days after the earlier of (I) an officer of the Borrower or such Borrowing Subsidiary, as the case may be, obtaining actual knowledge of such default and (II) the Borrower or such Borrowing Subsidiary, as the case may be, receiving written notice of such default from the Lender (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 11); or

         (d) (I) the Borrower or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $5,000,000 (or the Dollar Equivalents) beyond any period of grace provided with respect thereto, or (II) the Borrower or any Subsidiary is in default in the performance of or compliance with any material term of any evidence of any indebtedness for borrowed money in an aggregate outstanding principal amount of at least $5,000,000 (or the Dollar Equivalents) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

         (e) the Borrower or any Subsidiary (I) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (II) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (III) makes as assignment for the benefit of its creditors, (IV) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (V) is adjudicated as insolvent or to be liquidated, or (VI) takes action for the purpose of any of the foregoing; or

         (f) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any Subsidiary or any such petition shall be filed against the Borrower or any Subsidiary and such petition shall not be dismissed within 60 days; or

         (g) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 (or the Dollar Equivalents) are rendered against the Borrower or any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (h) revocation or non-renewal of any license, concession or similar authorization that is material to the business of the Group as currently conducted or planned to be conducted in accordance with the most recently delivered Business Plan; or

         (i) expropriation or nationalization of any material assets, business or business unit of the Borrower or any Subsidiary, or any state of war or political conflict or imposition of any restriction on currency convertibility or transferability of funds that is reasonably likely to have a Material Adverse Effect.

12.   REMEDIES UPON DEFAULT, ETC.

         (a) If any Event of Default referred to in Section 11 shall have occurred and be continuing, (X) upon the occurrence of any such Event of Default described in clauses (e) or (f) of
                  Section 11, the whole amount of the outstanding Loans and all accrued interest and other amounts owing thereunder shall automatically become due and payable, or (Y) upon the occurrence of any other Event of Default described in Section 11, the Lender may at anytime at its option, by demand in writing to the Borrower, declare the whole amount of the outstanding Loan to be immediately due and payable.

         (b) Upon any portion of the Loans becoming due and payable under this Section 12, whether automatically or by declaration, the entire unpaid principal amount of the Loans plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         (c) OTHER REMEDIES. If any Event of Default has occurred and is continuing, and irrespective of whether the Loan has become or has been declared immediately due and payable under this Section, the Lender may at the time that the Loan is outstanding, proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         (d) NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of the Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Lender's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon the Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Borrower will pay to the Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.   WITHHOLDING.

         (a) Except as otherwise required under applicable law, all payments made by the Borrower or any Borrowing Subsidiary hereunder will be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes. If any such Taxes are required to be deducted or withheld, the Borrower shall make the required deduction and will timely remit to the relevant tax authority the amount so deducted. The Borrower will furnish to the Lender, within 15 days after the date the payment of any withholding Taxes in respect of payments hereunder is due pursuant to applicable law, certified copies of tax receipts (if available) evidencing such payment by the Borrower or the applicable Borrowing Subsidiary.

         (b) The Borrower and each Borrowing Subsidiary shall pay, and shall jointly and severally indemnify and hold harmless the Lender and reimburse the Lender upon its written request, for any bank charges, capital circulation charges, stamp, transfer, court or documentary taxes, CMPF or other financial transaction taxes or any other excise or property taxes, charges or similar levies imposed by any jurisdiction in connection with the execution, delivery, enforcement or performance of this Agreement.

14.   INCREASED COSTS.

      If the Lender determines that, as a result of the introduction of or any change in, or in the interpretation or application of, any law or directive after the date of this Agreement:

         (i) it incurs a cost in maintaining all or part of any Loan except for its own costs of borrowing; and/or

         (ii) any sum received or receivable by it under this Loan Agreement or the effective return to it under this Loan Agreement or the overall return on its capital is reduced (except on account of Tax on its overall net income); and/or

         (iii) it makes any payment (except on account of Tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, the Borrower and each Borrowing Subsidiary jointly and severally shall indemnify it against that cost, reduction, payment or forgone interest or other return (except to the extent that it results from a deduction or withholding of Tax) and, accordingly, shall from time to time on demand (whenever made) pay to the Lender the amount certified by it to be necessary so to indemnify it. For the avoidance of doubt, the indemnification referred to in the preceding sentence shall apply to such Regulation D costs, if any, as may be applied to the Lender from time to time.

15.   INDEMNITIES.

         (a) MISCELLANEOUS INDEMNITIES. The Borrower and each Borrowing Subsidiary shall jointly and severally on demand indemnify the Lender against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:

                  (i) the Loan not being made by reason of the Borrower purporting to revoke any Borrowing Notice;

                  (ii) the occurrence or continuance of any Event of Default; or

                  (iii) the receipt or recovery by any party of all or any part of the Loan or overdue sums otherwise than on the date such amount is due or the Interest Payment Date.

         (b)      TRANSACTION INDEMNITY.

                  (i) The Borrower and each Borrowing Subsidiary shall indemnify and hold the Lender and its respective directors, officers, agents and affiliates (the "INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, liabilities, taxes, costs and expenses (including reasonable legal fees, travel and other expenses and disbursements) which may be incurred by or asserted against the Indemnified Parties in connection with or arising out of any investigation, litigation or proceeding relating to this Agreement (except for any arising out of any Indemnified Party's gross negligence or willful default) whether or not the Indemnified Parties are parties thereto, and will pay all costs and expenses of the Indemnified Parties (including all reasonable legal and proper fees, expenses and disbursements) incurred or sustained by the Indemnified Parties in connection with the same whether or not the Loan is utilized.

                  (ii) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Borrower under this Section notify the Borrower of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action, suit or proceeding shall not relieve the Borrower from any liability that it may have to any Indemnified Party unless the Borrower is effectively precluded from exercising any of its material rights to contest such claim as a result of such omission to notify.

                  (iii) In case any such action, suit or proceeding shall be brought against any Indemnified Party and notification has been made to the Borrower of the commencement thereof, the Borrower shall be entitled to participate in such action, suit or proceeding.

         (c) INDEMNITIES SEPARATE. Each of the Indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

16.   CHANGE IN MARKET CONDITIONS.

         (a) LIBOR. If in relation to any Interest Period, the Lender is unable to determine the LIBOR Rate, the Lender shall promptly notify the Borrower and the Loan shall not be made.

         (b) NEGOTIATION. The Borrower and the Lender shall then negotiate until not more than 25 days after such determination by the Lender with a view to agreeing an alternative basis for calculating the interest payable on and/or funding the affected Loan or Loans. Any alternative basis agreed in writing by the Lender and the Borrower within that 25 day period shall take effect in accordance with its terms.

         (c) SUBSTITUTE INTEREST RATE. If an alternative basis for calculating the interest payable is not agreed in writing pursuant to Section 16(b), the Loan shall during that Interest Period bear interest at the rate per annum equal to the sum of the Mandatory Costs and the cost to the Lender (expressed as a rate per annum) of funding the Loan during that Interest Period by whatever means it determines to be appropriate. The Lender shall certify that cost to the Borrower as soon as practical after the Lender's determination of the event in question (but in any event at least two Business Days before the end of that Interest Period).

17.   DEFINITIONS.

      "AFFILIATE" means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

      "AGGREGATE COMMITMENT" has the meaning set forth in the Recitals.

      "AGREEMENT" has the meaning set forth in the Preamble hereto.

      "ASSET SALE" has the meaning set forth in Section 10(j).

      "BORROWER" has the meaning set forth in the Preamble hereto.

      "BORROWING NOTICE" has the meaning set forth in Section 2(a).

      "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or London, United Kingdom.

      "BUSINESS PLAN" has the meaning set forth in Section 10(a).

      "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that would in accordance with U.S. Generally Accepted Accounting Principles be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "DOLLARS" and "$"  mean lawful currency of the United States of America.

      "DOLLAR EQUIVALENT" means with respect to any amount denominated in a foreign currency, at any date of determination thereof, an amount in Dollars equivalent to such amount calculated on the basis of the Spot Rate of Exchange.

      "EVENT OF DEFAULT" means one of the events mentioned in Section 11.

      "EXCLUDED FACILITIES" means (I) local credit facilities of Subsidiaries, denominated in Dollars or in local currency or units, primarily to finance working capital requirements, and (II) Vendor Financing Facilities.

      "GROUP" means, at any particular time, the Borrower and its Subsidiaries (and "member of the Group" shall be construed accordingly).

      "INDEBTEDNESS" of any Person at any date, means all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), obligations under capital leases appearing or required to appear on the balance sheet of such Person and any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument.

      "INDEMNIFIED PARTIES" has the meaning set forth in Section 15(b).

      "INTEREST PERIOD" has the meaning set forth in Section 5(b).

      "INVESTMENTS" has the meaning set forth in Section 10(h).

      "LENDER" has the meaning set forth in the Preamble.

      "LIBOR RATE" has the meaning set forth in Section 5(e).

      "LIEN" means, with respect to any Person, any lien, pledge, charge, security interest, encumbrance or any interest or title of any vendor, lessor, lender or other secured party to or of such Person.

      "LOAN" has the meaning set forth in Section 1.

      "MANDATORY COSTS" means, in relation to any Interest Period (or part of an Interest Period) relating to a Loan or overdue sum, the percentage rate per annum determined by the Lender.

      "MARGIN" has the meaning set forth in Section 5(e).

      "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 9(b).

      "NEW YORK COURTS" has the meaning set forth in Section 18.

      "NOTE" has the meaning set forth in Section 4.

      "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 10(g).

      "PERMITTED INVESTMENTS" means:

         (i) marketable obligations maturing within one year or less after acquisition thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

         (ii) certificates of deposit, maturing within one year after acquisition thereof, or open market commercial paper maturing within 270 days after acquisition thereof, in each case issued by a bank organized in the United States of America having capital, surplus and undivided profits as of December 31, 1999 of at least $1,000,000,000 and having a commercial paper rating of A-1 or P-1;

         (iii) Investments in any Person received solely in consideration for the issuance by the Borrower of its capital stock, PROVIDED that after giving effect to such Investment on a historical pro forma basis there would not be any breach of Section 10(g) or any other covenant contained herein;

         (iv) trade credit extended to customers of any member of the Group in the ordinary course of business;

         (v) guaranties and similar support arrangements relating to Permitted Indebtedness; or

         (vi) advances to officers and employees for travel and other business expenses.

      "PERMITTED LIENS" means:

         (i) Liens securing any Loan;

         (ii) Liens to secure obligations under any of the 14% Senior Notes due 2007 issued by FirstCom Corporation remaining outstanding after the date hereof.

         (ii) Liens in favor of the Borrower;

         (iii) Liens on property of any Person existing at the time such Person is acquired by or merged or consolidated with any member of the Group, PROVIDED that such Liens were not created in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of such Person;

         (iv) statutory Liens of landlords and statutory Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business;

         (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or similar obligations incurred in the ordinary course of business;

         (vi) Liens in connection with Vendor Financing Facilities;

         (vii) Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; or

         (vii) renewals or replacements of any Liens referred to above.

      "PERSON" means any individual, corporation, company, limited liability company, association, partnership, trust, estate, governmental authority or other entity.

      "REGULATION D COSTS" means any costs under Regulation D of the Board of Governors of the United States Federal Reserve System.

      "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets are subject; provided that the foregoing shall not apply to any non-binding recommendation of any governmental authority.

      "SPOT RATE OF EXCHANGE," with respect to any foreign currency, at any date of determination thereof, means the spot rate of exchange in London that appears on the display page applicable to such foreign currency on the Dow Jones Market Service (or such other page as may replace such page for the purpose of displaying the spot rate of exchange in London); PROVIDED that if there shall at any time no longer exist such a page, the spot rate of exchange shall be determined in reference to another similar rate publishing service selected by Lender.

      "SUBSIDIARY" means any Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests of such Person and representing more than 50% of the voting rights attaching thereto.

      "TAX" or "TAXES" means any income, franchise, gross receipts, sales, rental, use, value-added, turnover, excise, property, user, capital, doing business, transfer, stamp or other taxes.

      "TERMINATION DATE" means the earliest to occur of (i) the final maturity date specified in Section 3(a), and (ii) any date on which the Aggregate Commitment has been reduced to zero pursuant to Section 3(g).

      "VENDOR FINANCING FACILITY" means any credit facilities of any member of the Group to finance the purchase or use of equipment, software and/or services provided by the vendors thereof, PROVIDED such facility is not secured by any assets other than the assets acquired from such vendor or vendors by Borrower or its Subsidiaries in connection with such facility as permitted by this Agreement.

18.   APPLICABLE LAW/SUBMISSION TO JURISDICTION.

      This Agreement shall be governed by and construed in accordance with the law of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

19.   ASSIGNMENT.

      None of the parties hereto may assign or otherwise transfer any of its rights under this Agreement, except that Lender may assign this Agreement, and all or any portion of any Note or Notes, to an any Affiliate of AT&T Corp.

20.   COUNTERPARTS.

      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute on and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

      In witness whereof, the parties hereto have executed this Agreement and caused the same to be delivered on their behalf as of the date first written above.

Witness                                              Global Card Holdings Inc.
       -----------------------
       Name:
Witness:                                             By:
        ----------------------                          -----------------------
        Name:                                           Name:
                                                        Title:


Witness                                              AT&T Latin America Corp.
       -----------------------
       Name:
Witness:                                             By:
        ----------------------                          -----------------------
        Name:                                           Name:
                                                        Title:


Witness                                              Netstream Telecom Ltda.
       -----------------------
       Name:
Witness:                                             By:
        ----------------------                          -----------------------
        Name:                                           Name:
                                                        Title:


Witness                                              Keytech LD S.A.
       -----------------------
       Name:
Witness:                                             By:
        ----------------------                          -----------------------
        Name:                                           Name:
                                                        Title:

                                                                    Schedule A



      Netstream Telecom Ltda.

      Keytech LD S.A.

                            FORM OF BORROWING REQUEST

To:   Global Card Holdings Inc.

           The undersigned, AT&T Latin America Corp. (the "BORROWER"), refers to the Credit Facility Agreement, dated as of [_________ __], 2000 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among Global Card Holdings Inc., (the "LENDER"), Borrower and certain Subsidiaries of Borrower.

           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.   Loan.

         The Borrower hereby gives you notice pursuant to Section 2(a) of the Agreement that it requests a Loan subject to and in accordance with the terms of the Agreement and in that connection sets forth below the terms on which such Loan is requested to be made:

         (a) Aggregate Principal Amount of Loan: $______________________

         (b) Borrowing Breakdown:

        ---------------------------------- ---------------------------- --------------------------------
                    Borrower                     Amount of Borrowing           Date of Borrowing
          [and Borrowing Subsidiaries]              (in Dollars)           (which is a Business Day)
        ---------------------------------- ---------------------------- --------------------------------
        AT&T Latin America Corp.           $
                                            -----------------                  ---------------------
        Proposed Borrowing Subsidiaries:


                                           $
             -----------------              -----------------                  ---------------------

                                           $
             -----------------              -----------------                  ---------------------

                                           $
             -----------------              -----------------                  ---------------------

                                           $
             -----------------              -----------------                  ---------------------

                                           $
             -----------------              -----------------                  ---------------------
        ---------------------------------- ---------------------------- --------------------------------
        Total                              $                                   N/A
                                            -----------------
        ---------------------------------- ---------------------------- --------------------------------

(c) Funds are requested to be disbursed to the Borrower's [or Borrowing Subsidiary's] account with:

----------------------------------------- -------------------------------------
 Borrower [and Borrowing Subsidiaries]             Account Information
----------------------------------------- -------------------------------------
                                          Bank Name: ___________________

AT&T Latin America Corp                   Bank Address:__________________

                                          Account Number: _______________
----------------------------------------- -------------------------------------
                                          Bank Name: ___________________

______________________                    Bank Address:__________________

                                          Account Number: _______________
----------------------------------------- -------------------------------------
                                          Bank Name: ___________________

______________________                    Bank Address:__________________

                                          Account Number: _______________
----------------------------------------- -------------------------------------
                                          Bank Name: ___________________

______________________                    Bank Address:__________________

                                          Account Number: _______________
----------------------------------------- -------------------------------------
                                          Bank Name: ___________________

_______________________                   Bank Address:__________________

                                          Account Number: _______________
----------------------------------------- -------------------------------------
                                          Bank Name: ___________________

________________________                  Bank Address:__________________

                                          Account Number: _______________
----------------------------------------- -------------------------------------

2.   CERTIFICATIONS.

     As of the date hereof and as of each "Date of Borrowing" listed in 1(b):

         (a) the Borrower and Borrowing Subsidiaries have performed and complied with all the respective terms and conditions of the Agreement applicable to them;

         (b) there exists or will exist after giving effect to any Loan requested hereunder no condition or event which constitutes or which, after notice or passage of time or both, would constitute an Event of Default;

         (c) each of the representations and warrants contained in Section 9 of the Agreement are, and will be after giving effect to any Loan requested hereunder, true and correct; and

         (d) the amounts of the Loan specified in this Borrowing Notice is consistent with the Business Plan most recently delivered to the Lender.

                                               AT&T Latin America Corp.

                                               By:
                                                  ----------------------------
                                                     Name:
                                                     Title: (CEO or CFO)

Date:
     --------------------

                                 PROMISSORY NOTE

$ [                         ]                           Date ________ __, 200_

      For value received, [AT&T Latin America Corp. ("BORROWER")][[Insert Name of Borrowing Subsidiary if applicable] (the "BORROWING SUBSIDIARY")] hereby promises to pay to the order of Global Card Holdings Inc. ("LENDER") on [July __, 2000 or, if FirstCom Corporation has merged with a subsidiary of AT&T Latin America, the second annual anniversary of the date of consummation of such merger (or if such date is not a Business Day, the next succeeding Business
Day)] in lawful money of the United States of America to an account specified in writing by Lender, the principal sum of [ ] together with interest at the rate per annum specified in the Credit Facility Agreement, dated [ ], 2000 among Lender, Borrower and certain subsidiaries of Borrower (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT") in accordance with the terms and conditions of such Agreement.

      Each capitalized term not otherwise defined in this Note shall have the meaning set forth in the Agreement.

      This Note represents a Loan under the Agreement and is governed by the terms thereof, including, without limitation, with respect to the rights of Lender in the case of any security that may be provided to Lender by the Borrower or any Borrowing Subsidiary from time to time pursuant to Section 8 of the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Agreement.

      This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      This Note may not be assigned except in accordance with the Agreement.

                            [AT&T LATIN AMERICA CORP.

                            By:______________________________________________

                            Title:___________________________________________ ]

                            [BORROWING SUBSIDIARY

                            By:______________________________________________

                            Title:___________________________________________ ]

         [Customary Legends, Witnesses, etc. to be added to comply with local law of any Borrowing Subsidiary]